UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 10, 2026
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02. Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

In connection with the preparation of the proxy statement for the 2026 annual meeting of stockholders of SPS Commerce, Inc. (the “Company”), the Compensation & Talent Committee (the “Committee”) of the Board of Directors reviewed the differing provisions related to the treatment of outstanding performance stock units (“PSUs”) in connection with a change in control, depending on the year in which the PSUs were granted and the form of award agreement governing such PSUs. In particular, the PSUs granted in 2024 have a single trigger vesting provision, whereas the PSUs granted in 2025 and 2026 provide for double trigger vesting in connection with a change in control.

The Committee determined that it is in the best interests of the Company and its stockholders for the treatment of PSUs to be consistent among the outstanding PSU awards granted in 2024 and those granted in 2025 and 2026; and therefore, approved that all outstanding PSU awards be amended through a revised form of PSU Agreement approved by the Committee, and have the terms and conditions set forth therein. As a result, all of the outstanding PSU awards held by the Company’s executive officers, including those who previously retired but hold outstanding PSU awards, were amended to be governed by the PSU Agreement, effective April 10, 2026. The PSU Agreement will also be used for PSUs granted in the future.

As noted above, the PSU Agreement provides for double trigger accelerated vesting of all PSUs, meaning that accelerated vesting and payout will occur only if the award recipient’s employment is terminated without cause or if the award recipient resigns for good reason, in each case, within one year after the change in control, or if the surviving entity in the change in control transaction does not continue, assume, or replace the awards. In such instance, the number of PSUs that vest will be equal to the greater of the target number of PSUs and the number of PSUs earned based on actual performance during the truncated performance period. The PSU Agreement also provides that if the award recipient has retired, and continues to hold outstanding PSUs, then upon a change in control, the PSUs will vest in an amount equal to the greater of the target number of PSUs and the number of PSUs earned based on actual performance during the truncated performance period. The PSU Agreement also includes other clarifying provisions.

The foregoing description of the PSU Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the PSU Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit
10.1	Form of Performance Stock Unit Agreement under 2010 Equity Incentive Plan, amended as of April 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: April 14, 2026	By:	/s/ JOSEPH DEL PRETO
Joseph Del Preto
Executive Vice President and Chief Financial Officer